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                                                                   Exhibit 10.21

             AMENDED AND RESTATED WAIVER AND MODIFICATION AGREEMENT

         THIS AMENDED AND RESTATED WAIVER AND MODIFICATION AGREEMENT ("Agreement"), is entered into as of this 19h day of December, 2002 by and among General Electric Capital Corporation, a Delaware corporation, whose address is 44 Old Ridgebury Road, Danbury, CT 06810 ("GE Capital"), the CIT Group/Equipment Financing, Inc., HSBC Business Credit (USA), Inc. as successor to HSBC Business Loans, Inc., People's Capital and Leasing Corp., Safeco Credit Company, Inc. and Siemens Financial Services, Inc., formerly known as Siemens Credit Corporation (collectively with GE Capital, the "Lenders"), U.S. Plastic Lumber Ltd., a Delaware corporation with its chief executive office located at 2300 W. Glades Road, Suite 440, Boca Raton, Florida 33431, The Eaglebrook Group, Inc., a Delaware corporation with its chief executive office located at 2600 W. Roosevelt Road, Chicago, Illinois 60608 (collectively, the "Debtor"), and U.S. Plastic Lumber Corp., a Nevada corporation with its chief executive office located at 2300 W. Glades Road, Suite 440, Boca Raton, Florida 33431 ("Guarantor").

                                    RECITALS:

         WHEREAS, the Lenders, Debtor and Guarantor previously entered into that certain Forbearance and Modification Agreement dated as of February 28, 2002, as amended by First Amendment thereto dated May 30, 2002 and Second Amendment thereto dated June __ 2002 (the "Forbearance") pursuant to which the Lenders agreed to forbear in the collection of certain regularly scheduled principal payments due and owing from Debtor under the Debt Documents;

         WHEREAS, the Debtor has closed the sale of its clean earth environmental division (the "CEI Sale"); provided, however, that Debtor continues to be in default under the Forbearance due to the occurrence and continuation of certain Forbearance Events of Default (as defined in the Forbearance) as more particularly described on Exhibit A hereto (collectively, the "Existing Defaults") and the Lenders have the present and immediate right to accelerate the Obligations without notice to or demand upon the Debtor or the Guarantor and enforce immediately their security interests in and liens on the Collateral and exercise all other rights and remedies provided Lenders under the Debt Documents or at law, in equity or by statute to the fullest extent permitted by law;

         WHEREAS, Debtor now desires to refinance the indebtedness owed to its current working capital lender, Bank of America ("B of A"), with Guaranty Business Credit as the replacement working capital lender and in connection therewith, has requested: (i) certain modifications to and acknowledgments regarding the Forbearance; and (ii) certain waivers with respect to the occurrence and continuation of the Existing Defaults, and the Lenders have agreed to such modifications, acknowledgments and waivers, subject to the terms and conditions of this Agreement; and

         WHEREAS, for purposes of clarity, the parties now desire to amend and restate the Forbearance in its entirety on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby
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acknowledged, the parties agree as follows:

         1. DEFINITIONS. The following terms shall have the following meanings:

         (a) Business Day means any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in New York, New York.

         (b) Collateral shall have the meaning ascribed to such term in the Security Agreement and shall further include all of Debtor's other Equipment whether now existing or hereafter acquired, together with all accessions, attachments, replacements, substitutions, modifications and additions thereto, whether now owned or hereafter acquired, or in which Debtor now has or at any time in the future may acquire any right, title, or interest, and all proceeds and products thereof.

         (c) Collateral Schedules means all collateral schedules executed by Debtor in favor of Lenders pursuant to the Security Agreement.

         (d)      Chicago Property means the real property located at 2600-2650
W. Roosevelt Road, 1105-1137 South Washtenaw and 1150 South Washtenaw, Chicago, Illinois 60608.

         (e) Chicago Property Finance Cap means an amount equal to Three Million Dollars ($3,000,000.00) plus reasonable closing costs incurred by the Debtor in connection with the finance of its acquisition of the Chicago Property such as title insurance and real estate taxes.

         (f) Chicago Property Leases means the industrial building leases, each dated January 28, 1999 between the Optionors, as the case may be, and Debtor for the Chicago Property.

         (g) Debt Documents means the Promissory Notes, Collateral Schedules, Security Agreement, this Agreement and all other documents relating thereto and/or evidencing or securing the Obligations, all as more particularly described on Exhibit A-1 hereto.

         (h) Equipment shall have the meaning ascribed to such term in the Uniform Commercial Code in effect from time to time in the State of New York.

         (i)      Guaranty means Guaranty Business Credit Corporation.

         (j) Guaranty Credit Facility means Debtor's working capital credit facility with Guaranty.

         (k)      Halifax means Halifax Fund, L.P.

         (l) Promissory Notes means all promissory notes made by Debtor in favor of Lenders, or any one of them, in connection with the Debt Documents.

         (m) Purchase Options means the Debtor's options to purchase the Chicago Property, as evidenced by those certain Options to Purchase between Debtor, as optionee and Ram Assets,
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LLC ("Ram") and American National Bank and Trust Company of Chicago, not
individually but as Trustee under Trust Agreement dated December 1, 1986 and known as Trust No. 101034-06 ("ANB"), as optioners, respectively, thereunder.

         (n) Obligations means all indebtedness, fees, late charges and other amounts due and owing from Debtor and/or Guarantor to Lenders under the Debt Documents.

         (o)      Optionors means Ram and ANB, with respect to the Purchase
Options.

         (p) Security Agreement means that certain Master Security Agreement dated as of February 24, 2000 as from time to time modified, amended, restated or otherwise supplemented.

         Terms with initial capital letters not otherwise defined herein shall have the meanings ascribed to such terms in the Security Agreement or other Debt Documents, as the case may be.

         2. ACKNOWLEDGMENTS. Debtor and Guarantor jointly and severally acknowledge that: (i) each Recital to this Agreement is complete, accurate and not subject to dispute, (ii) the Existing Defaults have occurred and are continuing, (iii) Lenders have not heretofore waived the Existing Defaults, (iv) all conduct of, and requirements made by, the Lenders as set forth herein are authorized by and undertaken pursuant to and in accordance with the terms of the Debt Documents, and (v) they have no grounds for disputing the validity or enforceability of any Debt Document or any of their respective obligations thereunder, or the validity, priority, enforceability or extent of Lenders' security interests in or liens against any item of Collateral in any judicial, administrative or other proceeding. The Recitals set forth above are hereby incorporated into and deemed to be a material part of this Agreement.

         3. MODIFICATION OF DEBT DOCUMENTS. The payment terms of the Debt Documents are hereby amended and restated as follows:

         (a) Collection of Current Scheduled Principal Repayments. During the period commencing on the date of the Agreement and ending on the earlier to occur of: (i) an Event of Default; or (ii) December 31, 2005 (the "Maturity Date"), and subject to compliance by Debtor and Guarantor with each and every term and condition of each and every Debt Document, Lenders shall agree to accept the revised principal payments due under the Debt Documents in accordance with the terms of Section 3(b) hereof.

         (b)      Revised Payment Terms of Debt Documents.

                  (i) Regularly Scheduled Interest Payments. Commencing on the first Business Day of November, 2002 and continuing on the first Business Day of each calendar month through the Maturity Date, Debtor shall make all regularly scheduled monthly interest payments in accordance with the existing terms of the Debt Documents.

                  (ii) Principal Repayments. Debtor shall make the following principal repayments to Lenders:
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                           (A)      Commencing on the first Business Day of
July, 2003 and continuing on the first Business Day of each calendar month for each of the next five (5) months thereafter, Debtor shall make principal repayments in the amount of Thirty-Seven Thousand Five Hundred Dollars ($37,500.00);

                           (B)      Commencing on the first Business Day of
January, 2004 and continuing on the first Business Day of each calendar month for the next eleven (11) months thereafter, Debtor shall make principal repayments in the amount of Sixty-Two Thousand Five Hundred Dollars ($62,500.00); and

                           (C)      Commencing on the first Business Day of
January, 2005 and continuing on the first Business Day of each calendar month for the next eleven (11) months thereafter, Debtor shall make principal repayments in the amount of Eighty-Five Thousand Hour Hundred Sixteen and 66/100 Dollars ($85,416.66).

                  (iii) Maturity of Obligations. The Obligations shall be immediately due and payable in full on the earlier to occur of: (i) the close of business at 5 p.m., EST on December 31, 2005; or (ii) at the option of Lenders, upon the occurrence of an Event of Default.

                  (iv) Effect on Debt Documents. This Section 3(b) shall be deemed to amend and restate the repayment terms of the Obligations in their entirety.

         (c) Maturity Date. The Obligations shall be immediately due and payable without the requirement of notice to or demand upon the Debtor at the Maturity Date.

         4. LIMITATIONS ON REPAYMENT OF HALIFAX INDEBTEDNESS. Debtor and Guarantor jointly covenant and agree that they shall be prohibited from making any payments of principal, interest or any other amounts due and owing to Halifax (other than: (i) interest payments which are added to principal balance of such Halifax indebtedness; and (ii) reimbursement of costs and expenses due Halifax under its loan documents) in respect of indebtedness due and owing to such parties by Debtor and/or Guarantor commencing as of the date hereof and continuing through September 24, 2004, unless and until an equal payment (in addition to all currently scheduled principal and interest payments) is contemporaneously paid to Lenders.

         5.       COLLATERAL ASSIGNMENT OF PURCHASE OPTION; FINANCE OF CHICAGO
PROPERTY.

         (a) Debtor hereby collaterally assigns in favor of Lenders, all right, title and interest in and to the Purchase Options as security for the repayment of the Obligations as well as any other amounts hereafter owed by either Debtor, Guarantor or any other obligor of the Obligations, if any. In furtherance of the foregoing, Debtor shall execute those certain Collateral Assignments of Purchase Options as Security in the form of Exhibits B and C hereto, respectively (the "Collateral Assignments"). Debtor may assign the Purchase Options to U.S. Plastic Lumber, Ltd.; provided, however, that any other assignment to any of one of Debtor's affiliates, including without limitation Stout Partners, shall be subject to the prior written consent of Lenders. Debtor shall be obligated to exercise the Purchase Options no later than May 1, 2003 (the "Exercise Deadline").
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         (b)      Prior to the Exercise Deadline, Debtor may finance its
acquisition of the Chicago Property with the lender of its choice; provided, however, that: (i) Debtor may not finance such acquisition for an amount in excess of the Chicago Property Finance Cap without the prior written consent of Lenders; and (ii) concurrent with the closing of said purchase, Lenders shall receive a second priority mortgage interest in the Chicago Property as additional security for the Obligations.

         (c) If Debtor fails to exercise the Purchase Options by the Exercise Deadline, Lenders shall have the rights as are set forth at Section 7 of the Collateral Assignments. In furtherance of the foregoing, GE Capital (or its nominee) shall have the sole and exclusive right to finance Debtor's acquisition of the Chicago Property for a period of thirty (30) days following the Exercise Deadline, and upon GE Capital's reasonable request, Debtor shall deliver to GE Capital all such appraisals, environmental reports, title reports and other information as GE Capital shall reasonably request in connection with its evaluation of the Chicago Property. Notwithstanding the foregoing, GE Capital shall have no obligation to finance Debtor's acquisition of the Chicago Property and if GE Capital (or its nominee) fails to submit a commitment to finance the Chicago Property within such thirty (30) day period, Debtor shall be free to finance such acquisition with any third party lender (provided that: (i) such acquisition financing may not exceed the Chicago Property Finance Cap without the prior written consent of Lenders; and (ii) Lenders shall still receive the second priority mortgage thereon concurrent with any such closing).

         6. RESTRICTION ON PLEDGE OF CERTAIN ASSETS. Debtor hereby covenants and agrees that for so long as any of the Obligations remain outstanding, it shall not directly or indirectly, create, assume, incur or suffer to permit any mortgage, pledge, encumbrance, security interest, assignment, lien or charge (other than the liens in favor of the Lenders under the Debt Documents) upon (i) the Purchase Option; (ii) the Collateral, except for the Permitted Encumbrances as identified on Exhibit D hereto; or (iii) after acquisition of the Chicago Property, the Chicago Property, except for the Permitted Encumbrances as identified on Exhibit D-1 hereto.

         7.       FINANCIAL COVENANTS; FINANCIAL REPORTING.

         (a) Section 7(n) of the Security Agreement ("Event of Default") is amended and restated in its entirety as follows:

         "(n)     If Guarantor fails to maintain at all times during the term of this Agreement and any Schedule, a Minimum Tangible Net Worth equal to or greater than the sum of Twenty Million Dollars ($20,000,000.00) plus 50% of the cumulative net income recognized by the Guarantor commencing with the first full quarter after the closing of the CEI Sale. Minimum Tangible Net Worth shall mean Stockholder's Equity minus Intangible Assets. Capitalized terms used in this
Section 7(n) shall be defined in accordance with generally accepted accounting principles."

         (b) Section 7 of the Security Agreement is amended by inserting the following clause (p):
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         "(p)     If Guarantor fails to achieve EBITDA as follows: (i) Five
Hundred Thousand Dollars ($500,000.00) for the three months ending March 31, 2003; (ii) One Million Eight Hundred Thousand Dollars ($1,800,000.00) for the six months ending June 30, 2003; (iii) Two Million Six Hundred Thousand Dollars ($2,600,000.00) for the nine months ending September 30, 2003; (iv) Two Million Eight Hundred Thousand Dollars ($2,800,000.00) for the twelve months ending December 31, 2003; (v) Two Million Nine Hundred Thousand Dollars ($2,900,000.00) for the twelve months ending March 31, 2004; (vi) Three Million Dollars ($3,000,000.00) for the twelve months ending June 30, 2004; and (vii) Three Million Dollars ($3,000,000.00) for the twelve months ending September 30, 2004. There shall be no requirement of a minimum EBITDA financial covenant for the calendar quarter ending December 31, 2002. For purposes of this Section 7(p), EBITDA shall mean, for any relevant period, the sum of (i) pre-tax income from Guarantor's operations for such period, plus (ii) interest expense for such period, plus (iii) the amount of all non-cash charges, including but not limited to depreciation and amortization (determined in accordance with generally accepted accounting principles) for such period."

         8. INSPECTION. At the option of Lenders, and upon reasonable notice to Debtor (provided that no Event of Default shall have occurred and be continuing in which case no such notice is required) a representative or representatives of Lenders including, without limitation, a consultant or other professional, may enter and remain at the places of business of the Debtor and/or Guarantor at any time during ordinary business hours and may observe Debtor's and/or Guarantor's conduct and operations, and inspect and examine the Debtor's and/or Guarantor's properties, books and records, including without limitation daily cash receipts and other correspondence, but shall not in any respect direct or participate in the management of the day-to-day business operations of the Debtor or Guarantor. The Debtor and Guarantor shall cooperate fully with any such representative. All direct and indirect expenses incurred by Lenders with respect to such observation and with respect to any analysis or report prepared by the Debtor, Guarantor, Lenders, or their respective agents in connection therewith, shall accrue and be payable by the Debtor, consistent with the terms of the Debt Documents; provided, however that such expenses shall not exceed Fifteen Thousand Dollars ($15,000.00) per calendar year. The foregoing limitation on expenditures shall not apply to any costs and expenses incurred by Debtor and/or Guarantor in connection with GE Capital's due diligence investigation of the Chicago Property for purposes of any proposed or actual financing thereof by GE Capital pursuant to Section 5 of this Agreement (including all appraisals, environmental reports, title and related costs), all of which shall be paid in their entirety by Debtor without limitation.

         9. WAIVER AND AMENDMENT FEE. Debtor shall pay to Lenders a non-refundable waiver and modification fee in the amount of Five Hundred Thousand Dollars ($500,000.00) (the "Waiver and Amendment Fee"), which Waiver and Amendment Fee shall be paid by Debtor to Lenders as follows: (i) a wire transfer of immediately available funds in the amount of Two Hundred Twenty Five Thousand Dollars ($225,000.00) concurrent with Debtor's closing of the Guaranty Credit Facility; and (ii) Two Hundred Seventy Five Thousand Dollars ($275,000.00) to be paid by Debtor to Lenders with equal monthly payments of Forty-Five Thousand Eight Hundred Thirty-Three and 33/100 Dollars ($45,833.33) commencing on the first Business Day of January, 2003 and continuing on the first Business Day of each of the five calendar months thereafter.

         10. REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING PURCHASE OPTIONS AND CHICAGO PROPERTY LEASES. Debtor hereby represents and warrants as follows:

         (a) It has not assigned, transferred or conveyed any lien, security interest or other encumbrance with respect to either of the Purchase Options, other than the lien and security interest in favor of B of A (which shall be released and terminated concurrent with the closing of the Guaranty Credit Facility).

         (b) It has repaid all indebtedness due and owing to Craig R. Culbertson to Jenner & Block as agent for Andrew Stephens, Robert Thompson and Michael Dahl under the terms of that certain Convertible Secured Debenture dated on or about January 28, 1999.

         (c) The Chicago Property Leases are currently in full force and effect and no default exists under either of the Chicago Property Leases.

         (d) Debtor has not executed any prior assignment of either of the Chicago Property Leases and to its knowledge, no other person or entity has any right, title or interest therein.

         (e) Debtor has delivered to Lenders a true, correct and complete copy of each of the Purchase Options and the Chicago Property Leases and there has been no further amendment or modification whatsoever to either of the Chicago Property Leases or the Purchase Options.

         (f) Debtor covenants and agrees to promptly provide Lenders with prompt written notice of any default under either of the Chicago Property Leases.

         All of Debtor's representations and warranties contained in this
Section 10 shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.

         11. REPRESENTATIONS AND WARRANTIES. Debtor and Guarantor jointly and severally represent and warrant to Lenders as follows:

         (a) The execution and delivery of this Agreement and the performance by each of them of their respective obligations hereunder are within the corporate powers and authority of each of them, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with the articles of incorporation or by-laws of either of them. This Agreement has been duly executed and delivered by Debtor and Guarantor, and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms.

         (b) No consent, order, qualification, validation, license, approval or authorization of, or filing, recording, registration or declaration with, or other action in respect of, any governmental body, authority, bureau or agency or other person is required in connection with the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, this Agreement.

         (c) The execution, delivery and performance of this Agreement by Debtor and

Guarantor does not and will not violate any law, governmental regulation, judgment, order or decree applicable to and do not and will not violate the provisions of, or constitute a default or any event of default under, or result in the creation of any security interest or lien upon any property of either of them pursuant to any indenture, mortgage, instrument, contract, agreement or other undertaking to which Debtor and/or Guarantor is a party or is subject or by which Debtor and/or Guarantor or any of their respective real or personal property may be bound.

         (d) There are no suits or proceedings pending or threatened in court or before any regulatory commission, board or other administrative governmental agency against or affecting Debtor or Guarantor, which will have a material adverse effect on the ability of Debtor or Guarantor to fulfill their respective obligations under this Agreement or the other Debt Documents.

         (e) The consolidated financial statements of Guarantor and its subsidiaries, previously delivered to Lenders fairly present, in all material respects, the financial position and results of operations of Guarantor and its subsidiaries, as of the date of delivery, and there has been no material adverse change in the financial condition of Guarantor and its subsidiaries since the date of such financial statements.

         (f) Except for the Existing Defaults or matters previously disclosed by the Company in public documents, no Event of Default has occurred and is continuing.

         (g) None of the Collateral was sold in connection with the CEI Sale and Lenders' liens and security interests in the Collateral continue to be in full force and effect.

         All of Debtor and Guarantor's representations and warranties contained in this Section 11 shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.

         12. RELEASE. Debtor and Guarantor, for themselves and any other person or entity who may claim an interest through them, hereby release and discharge, with prejudice, Lenders, their respective directors, officers, agents, attorneys and employees from any and every claim, right, cause, action, cause of action, damage, liability and other matter or proceeding arising from, relating to or in connection with any acts or omissions of Lenders, their respective directors, officers, agents, attorneys and employees prior to the date of execution of this Agreement. This provision shall survive and continue in full force and effect whether or not Debtor and/or Guarantor shall satisfy all other provisions of the Debt Documents, including payment in full of the Obligations.

         13. EVENTS OF DEFAULT. An Event of Default shall mean the occurrence of any one or more of the following events:

         (a) Debtor shall fail to pay any of the Obligations when due under the Debt Documents (as modified pursuant to this Agreement and taking into account any future extension of time, forbearance or waiver, if any, as evidenced by a writing expressly so stating and signed by Debtor and such Lender with respect thereto);

         (b)      the occurrence of a default under any of the other Debt
Documents;

         (c) the breach of any term, condition, covenant, representation or warranty contained in any of the other Debt Documents;

         (d) the breach by Debtor or Guarantor of any term, condition, covenant, representation or warranty contained in this Agreement, or should Debtor or Guarantor fail to perform its obligations under or otherwise fail to comply with any term or condition of this Agreement;

         (e) In the event Debtor shall, at any time during the term of the Debt Documents, effectuate any merger, sell, lease, assign, transfer or otherwise dispose of assets (other than sales of inventory, collection of accounts receivable in the ordinary course of business of Debtor or disposition of cash and cash equivalents) which, individually or in the aggregate, equals or exceeds Two Million ($2,000,000.00) Dollars in any trailing twelve month period (based upon the lower of Debtor's cost of or net selling price of such assets) without the prior written consent of Lenders;

         (f) any Change in Control of Debtor or Guarantor. For purposes of this Agreement, a Change in Control shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of more than fifty percent (50%) of the outstanding equity securities of Debtor or Guarantor without the prior written consent of the Lenders;

         (g) Any instrument, document, report, schedule, agreement, representation or warranty, oral or written, made or delivered to Lender by Debtor or Guarantor in connection with this Agreement is untrue or incorrect in any material respect when made or delivered;

         (h) Debtor's failure to grant a second priority mortgage and security interest in the Chicago Property in favor of the Lenders concurrent with the closing of Debtor's finance of the Chicago Property acquisition (provided, further, that GE Capital also shall receive a first priority mortgage interest in the Chicago Property if it finances Debtor's acquisition thereof); or

         (i)      If Debtor makes a payment to Halifax in breach of the terms of
Section 4 of this Agreement.

         14. REMEDIES. Upon the occurrence of an Event of Default, at the option of Lenders, all Obligations shall automatically become immediately due and payable, without notice or demand of any kind and Lenders shall be entitled and empowered to exercise all of its rights and remedies under this Agreement, the Debt Documents and at law, in equity or by statute including, without limitation, the right to enforce its liens on, and security interests in, the Collateral and reimbursement of its costs, charges and expenses all as provided in the Debt Documents, subject in each case to applicable law. In addition to the foregoing, Debtor hereby acknowledges and agrees that upon the occurrence and continuation of the Trigger Event (as defined in the Collateral Assignments), Lenders shall have the remedy set forth at Section 7 of the Collateral Assignments.

         15. CONDITIONS TO EFFECTIVENESS OF AGREEMENT. The effectiveness of this Agreement is subject to satisfaction of each of the following conditions:

         (a) Debtor having delivered to Lenders a duly executed copy of this Agreement;

         (b) Debtor having paid all attorneys' fees of Quarles & Brady LLC as counsel to GE Capital in connection with the preparation and negotiation of the Forbearance and this Agreement;

         (c) no Event of Default (other than the Existing Defaults) shall have occurred and be continuing;

         (d) Debtor having delivered to Lenders duly executed copies of each of the Collateral Assignments;

         (e) Debtor having provided Lenders with: (i) fully executed copies of all documentation that evidences Debtor's and/or any of their affiliates' loan and guaranty obligations to Guaranty under the Guaranty Credit Facility; and (ii) written evidence of Guaranty's agreement to provide Lenders with notice of Debtor's default under the Guaranty Credit Facility;

         (f) B of A having released and terminated its lien and security interest in the Purchase Options and the Collateral;

         (g) Debtor having delivered to Lenders a duly executed copy of the acknowledgment of Guaranty in the form of Exhibit E hereto (the "Guaranty Acknowledgment");

         (h) Debtor having delivered to Lenders a duly executed copy of the acknowledgment of Halifax in the form of Exhibit F hereto (the "Halifax Acknowledgment");

         (i) Debtor having delivered to Lenders complete and accurate legal descriptions for the Chicago Property;

         (j) Guaranty having delivered to Lenders the Subordination Agreement in the form of Exhibit G hereto (the "Guaranty Subordination") duly executed by Guaranty, Debtor and Guarantor;

         (k) Debtor having paid to Lenders the first $225,000 installment payment of the Waiver and Amendment Fee in cash or other immediately available funds; and

         (l) Debtor having paid the scheduled interest payments due and owing for the months of November and December 2002 pursuant to Section 3(b)(i) of this Agreement.

         16. AMENDMENT TO SECURITY AGREEMENT. Section 7(k) of the Security Agreement is hereby amended and restated in its entirety as follows:

         "(k)     Any uncured default by Debtor under any obligation for
borrowed money, for the deferred purchase price of property or any lease, in any case, in excess of Fifty Thousand Dollars ($50,000.00), the effect of which default is to cause or permit the holder of such obligation to cause such obligation to become due prior to its stated maturity."

         17. SUBORDINATION AGREEMENT. Guaranty and the Lenders shall execute the Guaranty Subordination confirming their respective lien priorities with respect to all of Debtor's Equipment.

         18. EAGLEBROOK GROUP, INC. The Eaglebrook Group, Inc. ("Eaglebrook") hereby represents and warrants to Lenders that it does not own any assets other its contractual interest in the Purchase Options. In reliance upon the foregoing representation, Lenders acknowledge and agree that the dissolution of Eaglebrook shall not constitute an Event of Default hereunder so long as each of the following conditions have been satisfied prior to any such dissolution: (i) all assets owned by Eaglebrook, if any (other than the Purchase Options) have been transferred to U.S. Plastic Lumber, Ltd.; and (ii) the Purchase Options have been exercised in accordance with their terms (albeit by Eaglebrook or an affiliate of the Debtor; provided that any assignment of the Purchase Options by Eaglebrook (other than to U.S. Plastic Lumber Ltd.) remains subject to the prior written consent of Lenders).

         19.      REFERENCE TO AND EFFECT ON DEBT DOCUMENTS.

         (a) Ratification. Except as specifically amended herein, the Debt Documents shall remain in full force and effect and are each hereby ratified and confirmed. To the extent that this Agreement conflicts with the provisions of the Debt Documents, the provisions of this Agreement shall govern.

         (b) No Waiver. Except as specifically set forth in Section 22 of this Agreement, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right or remedy of Lenders under the Debt Documents, nor shall it constitute a waiver of any provision of the Debt Documents or impose upon Lenders any obligation, express or implied, to consent to any amendment or further modification of the Debt Documents and Lenders hereby expressly reserve all rights, powers and remedies specifically given to them under the Debt Documents or now or hereafter existing at law or in equity or by statute. This Agreement is not intended to, nor shall it in any way impair the ability of the Lenders to enforce any rights or remedies under the Debt Documents at any time upon the Lender's discovery of an Event of Default that occurred in the past (other than the Existing Defaults waived pursuant to Section 22 hereof) or hereafter occurring in the future.

         (c) Relation to Forbearance. This Agreement shall amend and restate in its entirety the Forbearance.

         20. EFFECT OF ACKNOWLEDGMENTS. Any and all acknowledgments of Debtor and Guarantor contained in this Agreement, including but not limited to those contained in Section 2 above, are intended to be and may construed to be representations and warranties of Debtor and Guarantor.

         21. LIMITATION OF LIABILITY. In making any decision as to whether to restructure the Obligations with Debtor or to take any other actions related to the Debt Documents, Lenders shall have no liability to any third party (including creditors of the Debtor and/or Guarantor and any party to any agreement purporting to prohibit, restrict or otherwise limit Debtor or Guarantor from encumbering any of its assets) and shall not be deemed to be in control of the operations of Debtor or Guarantor or to be acting as a "responsible person" or "owner or operator" with respect to the operation or management of Debtor or Guarantor.

         22. ACKNOWLEDGMENTS AND WAIVERS OF LENDERS. Lenders hereby waive their Line of Credit Financing Option and acknowledge and agree that Guaranty Credit will provide such financing to Debtor. Lenders further covenant and agree to provide Guaranty with notice of an Event of Default under the Debt Documents; provided, however, that the failure to provide such notice shall not in any way impair Lenders' ability to exercise any of their rights or remedies under the Debt Documents. GE Capital hereby waives the Financing Option previously afforded to it with respect to the Chicago Property. Additionally, subject to the satisfaction of each of the conditions of effectiveness of this Agreement being satisfied in their entirety pursuant to Section 15 of this Agreement, Lenders hereby waive the Existing Defaults. Lender's waiver as aforesaid is only with respect to the specific matters set forth in the preceding sentence and shall not in any manner be construed as: (i) a waiver of any future Event of Default; or (ii) any other Event of Default that may currently exist, if any.

         23. REAFFIRMATION OF ADDITIONAL SECURITY INTEREST GRANT. Debtor does hereby reaffirm it previous grant in favor of Lenders of a continuing and unconditional lien and security interest (subject only to the Permitted Encumbrances identified on Exhibit D hereto) in and to all of its Equipment (as such term is defined in the Uniform Commercial Code in effect in the State of New York from time to time) of any kind or nature whatsoever, together with all accessions, attachments, replacements, substitutions, modifications and additions thereto, whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, and all proceeds and products thereof. Debtor further reaffirms that such lien shall secure Debtor's repayment of the Obligations and that Debtor received consideration for such security interest grant. Lenders acknowledge that their security interest in Debtor's other Equipment is subject to: (i) the terms of the Guaranty Subordination; and (ii) the existing liens in favor of Halifax.

         24. NOTICES. Notice shall be provided to the parties in accordance with the manner set forth in the Debt Documents.

         25. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in any number of separate original counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one agreement. A party to this Agreement may execute and deliver its signature page hereto by facsimile. Each party hereto agrees to be bound by its own facsimile signature page and to accept, as if it were a fully executed manual signature page, the facsimile signature page of any other party hereto.

         26. FURTHER ASSURANCES. Debtor and Guarantor covenant and agree to execute all such documents and certificates and deliver all instruments reasonably requested by Lenders to accomplish the purposes of this Agreement, including without limitation, any amended and restated promissory notes which may be necessary to reflect the revised payment terms for the Obligations.

         IN WITNESS WHEREOF, this Amended and Restated Waiver and Modification Agreement has been duly executed as of the date first written above.

                             DEBTOR:

                             U.S PLASTIC LUMBER, LTD.

                             By:  /s/ Bruce C. Rosetto
                                 ---------------------------------
                             Title: Secretary
                                 ---------------------------------

                             THE EAGLEBROOK GROUP, INC.

                             By:  /s/ Bruce C. Rosetto
                                 ---------------------------------
                             Title: President and Secretary
                                 ---------------------------------

                             GUARANTOR:

                             U.S. PLASTIC LUMBER CORP.

                             By:  /s/ Bruce C. Rosetto
                                 ---------------------------------
                             Title: General Counsel and Secretary
                                 ---------------------------------

                             LENDERS:

                             GENERAL ELECTRIC CAPITAL CORPORATION

                             By: /s/ Ronald L. Fontana
                                 ---------------------------------
                             Title: Senior Risk Manager
                                 ---------------------------------

                             THE CIT GROUP/EQUIPMENT FINANCING, INC.

                             By:  /s/ Tyler Clement
                                 ---------------------------------
                             Title: Senior Portfolio Manager
                                 ---------------------------------

                             SAFECO CREDIT COMPANY, INC.

                             By: /s/ Ronald L. Fontana
                                --------------------------------
                             Title: Senior Risk Manager
                                --------------------------------

                             HSBC BUSINESS CREDIT (USA) as successor
                             to HSBC BUSINESS LOANS, INC.

                             By: /s/ Fernando A. Torres
                                --------------------------------
                             Title: Vice President, Special Credits
                                --------------------------------

                             PEOPLE'S CAPITAL AND LEASING CORP.

                             By: /s/ Frank J. Fonseca
                                --------------------------------
                             Title: Vice President, Credit
                                --------------------------------

                             SIEMENS FINANCIAL SERVICES, INC.

                             By: /s/ Craig L. Johnson
                                --------------------------------
                             Title: Vice President, Credit and
                                    Operations -- Risk Management
                                --------------------------------